Exhibit 99.1
Innovid Reports Q1 2024 Financial Results

•Company exceeds both revenue and Adjusted EBITDA guidance for Q1
•Q1 revenue grew to $36.7 million, up 21% year-over-year
•Q1 net loss improved year-over-year to $6.2 million and Adjusted EBITDA* improved to $4.4 million, representing a 12% Adjusted EBITDA margin*
•Company raises full-year 2024 guidance

NEW YORK, May 7, 2024 -- Innovid Corp. (NYSE:CTV) (the "Company"), an independent software platform for the creation, delivery, measurement, and optimization of advertising across connected TV (CTV), linear TV, and digital, today announced financial results for the first quarter ended March 31, 2024.

“We’re very proud to start 2024 with solid business momentum. We exceeded our revenue and Adjusted EBITDA guidance, demonstrated continuous improvement, and generated positive free cash flow for the quarter,” said Zvika Netter, Co-Founder and CEO. "Most recently, we launched our Harmony initiative and product suite to optimize the CTV advertising ecosystem. This initiative brings value to advertisers, publishers, technology players, and ultimately, to viewers, as we seek to keep TV open for everyone and controlled by no one.”

First Quarter 2024 Financial Summary

•Revenue increased to $36.7 million, reflecting year-over-year growth of 21%.
•Net loss was $6.2 million, compared to a net loss of $8.6 million for the same period in 2023.
•Adjusted EBITDA* grew to $4.4 million, compared to $0.1 million for the same period in 2023, representing a 12.0% Adjusted EBITDA margin.*
•Operating cash flow was $4.7 million, compared to $0.4 million in the same period of 2023.
•Free cash flow* was $2.0 million, an increase of $4.8 million, compared to a use of $2.8 million in the same period in 2023.

Recent Business Highlights

•Recent new client wins, product expansions, and renewals with leading brands such as Eli Lilly, Haleon, Homes.com, and Verizon; as well as new publishers, including the Tennis Channel owned by Sinclair.
•Launched Harmony initiative to optimize CTV advertising at the infrastructure level to improve efficiency, enhance transparency and control, reduce carbon emissions, and increase ROI to ultimately provide better viewing experiences.
•Launched Harmony Direct, the first in a wave of new product innovations released as part of the Harmony initiative. Harmony Direct streamlines the supply path for non-biddable guaranteed media to its purest form, and aims to direct more advertiser dollars toward working media, increase revenue opportunities for publishers, and create a more sustainable, transparent path. Agency and publisher partners, including Assembly, CMI Media Group, PMG, RPA, and Roku, are among the first using Harmony Direct.
•Won “Best Measurement Tool” in the 2024 Digiday Video & TV Awards, highlighting the companies, campaigns, and technology modernizing video and TV. Innovid is the first to receive recognition within this new category.

•Launched a series of first-to-market interactive ads in partnership with Paramount+ during SuperBowl LVIII - the most-streamed Super Bowl ever. The ads engaged consumers with new ‘Add to Watchlist’ units to promote Paramount+ content, as well as interactive ads for Pfizer, which drove viewers to their “Let’s Outdo Cancer” website.

Financial Outlook

Innovid anticipates continued revenue growth and margin expansion in 2024 as reflected in the following financial guidance for Q2 and updated outlook for full year 2024:

•Q2 2024 revenue in a range between $37.5 million and $39.5 million, reflecting year-over-year growth between 9% and 14%.
•Q2 2024 Adjusted EBITDA* in a range between $5.0 million and $6.0 million.
•FY 2024 revenue in a range between $156 million and $163 million, representing annual growth of between 12% and 17%. This reflects an increase from prior guidance of $154 million and $162 million.
•FY 2024 Adjusted EBITDA* in a range between $24 million and $29 million, raised from the prior range of $22 million and $28 million.

*See non-GAAP financial measures and reconciliation of GAAP to non-GAAP tables. This press release does not include a reconciliation of forward-looking Adjusted EBITDA to forward-looking GAAP Net Income (Loss) because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

Conference Call

The Company will host a conference call and webcast to discuss first quarter 2024 financial results today at 8:30 a.m. Eastern Time. Hosting the call will be Zvika Netter, Co-founder and Chief Executive Officer and Anthony Callini, Chief Financial Officer. The conference call will be available via webcast at investors.innovid.com. To participate via telephone, please dial (+1) 866-682-6100 (toll free) or 862-298-0702 (toll-free international).

Following the call, a replay of the webcast will be available for 90 days on the Innovid Investor Relations website.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally as measures of operational efficiency to understand and evaluate our core business operations. as well as comparisons to peers as similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate businesses in our industry. Accordingly, Innovid believes it is useful for investors and others to review both GAAP and non-GAAP measures in order for (a) period-to-period comparisons of our core business, (b) comparisons to peers as similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate businesses in our industry, and (c) providing an understanding and evaluation of our trends when comparing our operating results, on a consistent basis, by excluding items that we do not believe are indicative of our core operating performance. However, these non-GAAP financial measures should not take the place of GAAP financial measures in evaluating our business. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Innovid management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. We are not able to provide a reconciliation of the projected Adjusted EBITDA to expected net (loss) income attributable to Innovid for the second quarter of 2024 or the full year 2024, without unreasonable effort. This is due to the unknown effect, timing, and potential significance of the effects of taxes on income in multiple jurisdictions, finance (income)/expenses including valuations, among others. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1996. The Company's actual results may differ from its expectations, estimates, and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," "aim," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations regarding its future financial results, expected growth, and future market opportunity. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid's ability to achieve and, if achieved, maintain profitability, decrease and/or changes in CTV audience viewership behavior, Innovid's failure to make the right investment decisions or to innovate and develop new solutions, inaccurate estimates or projections of future financial performance, Innovid's failure to manage growth effectively, the dependence of Innovid's revenues and business on the overall demand for advertising and a limited number of advertising agencies and advertisers, the actual or potential impacts of international conflicts and humanitarian crises on global markets, the rejection of digital advertising by consumers, future restrictions on Innovid's ability to collect, use and disclose data, market pressure resulting in a reduction of Innovid's revenues per impression, Innovid's failure to adequately scale its platform infrastructure, exposure to fines and liability if advertisers, publishers and data providers do not obtain necessary and requisite consents from consumers for Innovid to process their personal data, competition for employee talent, seasonal fluctuations in advertising activity, payment-related risks, interruptions or delays in services from third parties, errors, defects, or unintended performance problems in Innovid's platform, intense market competition,failure to comply with the terms of third party open source components, changes in tax laws or tax rulings, failure to maintain an effective system of internal controls over financial reporting, failure to comply with data privacy and data protection laws, infringement of third party intellectual property rights, difficulty in enforcing Innovid's own intellectual property rights, system failures, security breaches or cyberattacks, additional financing if required may not be available, the volatility of the price of Innovid's common stock and warrants, and other important factors discussed under the caption "Risk Factors" in Innovid's Annual Report on Form 10-K filed with the SEC on February 29, 2024, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC's website at www.sec.gov and the Investors Relations section of Innovid's website at investors.innovid.com. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-

looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid

Innovid (NYSE:CTV) is an independent software platform for the creation, delivery, measurement, and optimization of advertising across connected TV (CTV), linear, and digital. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit https://www.innovid.com/ or follow us on LinkedIn or X.

Contacts
Investor Contact
Brinlea Johnson
IR@innovid.com

Media Contacts
Megan Garnett Coyle
megan@innovid.com

Caroline Yodice
cyodice@daddibrand.com

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$31,574	$49,585
Trade receivables, net	41,814	46,420
Prepaid expenses and other current assets	6,099	5,615
Total current assets	79,487	101,620
Long-term restricted deposits	434	412
Property and equipment, net	19,613	18,419
Goodwill	102,473	102,473
Intangible assets, net	23,314	24,318
Operating lease right of use asset	11,129	1,435
Other non-current assets	1,055	1,278
Total assets	$237,505	$249,955

Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$1,527	$2,810
Employees and payroll accruals	11,324	14,060
Lease liabilities - current portion	928	1,200
Accrued expenses and other current liabilities	10,835	7,426
Total current liabilities	24,614	25,496
Long-term debt	—	20,000
Lease liabilities - non-current portion	10,630	634
Other non-current liabilities	7,833	7,528
Warrants liability	511	307
Common stock	13	13
Additional paid-in capital	382,935	378,774
Accumulated deficit	(189,031)	(182,797)
Total stockholders’ equity	193,917	195,990
Total liabilities and stockholders’ equity	$237,505	$249,955

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended March 31,
	2024	2023
Revenue	$36,738	$30,485
Cost of revenue (1)	8,732	8,265
Research and development (1)	6,321	7,117
Sales and marketing (1)	11,626	11,637
General and administrative (1)	10,535	9,650
Depreciation and amortization	2,624	2,030
Operating loss	(3,100)	(8,214)
Finance (income) expenses, net	(42)	(2,475)
Loss before taxes	(3,058)	(5,739)
Taxes on income	3,176	2,824
Net loss	$(6,234)	$(8,563)

Net loss per share common share—basic and diluted	$(0.04)	$(0.06)
Weighted-average number of shares used in computing net loss per share:
Basic and diluted	142,376,026	136,008,998
(1) Exclusive of depreciation and amortization presented separately.

INNOVID, CORP. AND ITS SUBSIDIARIES CONDENSED STATEMENTS STOCKHOLDERS’ EQUITY
(Unaudited and in thousands, except share and per share data)

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount
Balance as of December 31, 2022	133,882,414	$13	$356,801	$(150,886)	$205,928
Stock-based compensation			4,897		4,897
Issuance of common stock
—exercised options and RSUs vested	2,734,320	—	250		250
Net loss				(8,563)	(8,563)
Balance as of March 31, 2023	136,616,734	$13	$361,948	$(159,449)	$202,512

	Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount
Balance as of December 31, 2023	141,194,179	$13	$378,774	$(182,797)	$195,990
Stock-based compensation			4,118		4,118
Issuance of common stock
—exercised options and RSUs vested	2,667,430	—	43		43
Net loss				(6,234)	(6,234)
Balance as of March 31, 2024	143,861,609	$13	$382,935	$(189,031)	$193,917

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(6,234)	$(8,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,624	2,030
Stock-based compensation	3,838	4,533
Change in fair value of warrants	204	(2,714)
Loss on foreign exchange, net	90	—
Changes in operating assets and liabilities:
Trade receivables, net	4,606	3,708
Prepaid expenses and other assets	(201)	(2,922)
Operating lease right of use assets	376	459
Trade payables	(1,282)	1,558
Employee and payroll accruals	(2,736)	(299)
Operating lease liabilities	(347)	(584)
Accrued expenses and other liabilities	3,714	3,162
Net cash provided by operating activities	4,652	368
Cash flows from investing activities:
Internal use software capitalization	(2,269)	(3,091)
Purchases of property and equipment	(272)	(89)
Withdrawal of short-term bank deposits	—	10,000
Investment in short-term bank deposits	(53)	7
Net cash (used in) provided by investing activities	(2,594)	6,827
Cash flows from financing activities:
Proceeds from loan	—	5,000
Payment on loan	(20,000)	(5,000)
Proceeds from exercise of options	43	250
Net cash (used in) provided by financing activities	(19,957)	250
Effect of exchange rates on cash, cash equivalents and restricted cash	(90)	—
(Decrease) increase in cash, cash equivalents, and restricted cash	(17,989)	7,445
Cash, cash equivalents, and restricted cash at the beginning of the period	49,997	37,971
Cash, cash equivalents, and restricted cash at the end of the period	$32,008	$45,416

INNOVID, CORP. AND ITS SUBSIDIARIES
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN PERCENT

	Three months ended March 31,
	2024	2023
Net loss	$(6,234)	$(8,563)
Net loss margin percent	(17)%	(28)%
Depreciation and amortization	2,624	2,030
Stock-based compensation	3,838	4,625
Finance (income) expenses, net (a)	(42)	(2,475)
Retention bonus expenses (b)	92	297
Legal claims	928	314
Severance cost (c)	—	821
Other	14	272
Taxes on income	3,176	2,824
Adjusted EBITDA	$4,396	$145
Adjusted EBITDA margin percent	12.0%	0.5%
(a) Finance (income) expenses, net consists mostly of remeasurement related to revaluation of our warrants, remeasurement of our foreign subsidiary’s monetary assets, liabilities and operating results, and our interest expense.
(b) Retention bonus expenses consists of retention bonuses for TVS employees.
(c) Severance cost is related to the personnel reductions that occurred during the first quarter of 2023.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW

	Three months ended March 31,
	2024	2023
Net cash provided by operating activities	$4,652	$368
Gain (loss) on foreign exchange, net	(90)	—
Capital expenditures	(2,541)	(3,180)
Free Cash Flow	$2,021	$(2,812)